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                                                                     EXHIBIT 2.3


                              CERTIFICATE OF MERGER

                                       OF

                               MICA CORPORATION I

                                       AND

                            ESHARE TECHNOLOGIES, INC.

It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

                  (i) MICA CORPORATION I, which is incorporated under the laws of the State of Delaware; and

                  (ii) ESHARE TECHNOLOGIES, INC., which is incorporated under the laws of the State of Delaware.

         2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware, to wit, by MICA Corporation I in accordance with the laws of the State of Delaware and by eShare Technologies, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is ESHARE TECHNOLOGIES, INC., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of eShare Technologies, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:



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         6.       A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.


Dated:  September 1, 1999.

                                           ESHARE TECHNOLOGIES, INC.


                                           By: /s/  James P. Tito
                                               --------------------------------
                                                 James P. Tito
                                                 Its: Chief Executive Officer



















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